INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports First Quarter 2022 Financial Results

•Public cloud ARR of $209 million, an increase of 69% as reported and 70% in constant currency from the prior year period(1)
•First quarter total revenue of $496 million, an increase of 1% as reported and 4% in constant currency(1)
•First quarter recurring revenue of $386 million, an increase of 4% as reported and 6% in constant currency from the prior year period(1)
•First quarter GAAP earnings per diluted share of $0.33
•First quarter Non-GAAP earnings per diluted share of $0.65(2)
•First quarter cash from operations of $151 million and free cash flow of $150 million(3)

SAN DIEGO – May 5, 2022 -- Teradata (NYSE: TDC) today announced its first quarter 2022 financial results.

"We are off to a solid start in 2022, with another quarter of strong profitable growth and free cash flow generation," said Steve McMillan, President and CEO, Teradata. "Our outlook for Cloud ARR growth is on track and customers are expanding their Teradata cloud environments as they recognize the value of our market-leading enterprise price performance. Companies are increasingly relying on data and analytics, and placing their trust in Teradata to help them turn data into the best business outcomes."

First Quarter 2022 Financial Highlights Compared to First Quarter 2021

•Public cloud ARR increased to $209 million from $124 million, an increase of 69% as reported and 70% in constant currency(1)
•Total ARR increased to $1.427 billion from $1.404 billion, an increase of 2% as reported and 3% in constant currency(1)
•Total revenue was $496 million versus $491 million, an increase of 1% as reported and 4% in constant currency(1)
•Recurring revenue was $386 million versus $372 million, an increase of 4% as reported and 6% in constant currency(1)
•Recurring revenue was 78% of total revenue in the first quarter, up from 76% the prior year period
•GAAP gross margin was 60.7% versus 62.5%
•Non-GAAP gross margin was 62.9% versus 64.2%(2)
•GAAP operating income was $68 million versus $81 million
•Non-GAAP operating income was $115 million, flat versus last year(2)
•GAAP diluted EPS was $0.33 versus $0.47 per share
•Non-GAAP diluted EPS was $0.65 versus $0.69(2)
•Cash flow from operations was $151 million compared to $110 million
•Free cash flow was $150 million compared to $105 million(3)

Outlook
For the full year 2022, Teradata affirms the following outlook elements:

•Public cloud ARR is expected to increase by approximately 80% year-over-year, as reported and in constant currency.(1)
•Cash flow from operations is expected to be approximately $425 million.
•Free cash flow is expected to be approximately $400 million.(3)

For the full year 2022, Teradata revises the following outlook elements in light of ceasing operations in Russia and foreign currency headwinds. Excluding these, Teradata would be in-line with the 2022 outlook provided on last quarter's earnings call.
Ceasing operations in Russia is expected to have a negative impact to total ARR of $55 million, total revenue of $60 million, and non-GAAP diluted EPS of $0.29. The revised elements below also include the negative impact from an expected 3.5% to 4.0% foreign currency headwind. As such, we believe it is useful to provide an outlook in constant currency in fiscal 2022:
•Total ARR is now projected to decline in the low-single-digit percentage range year-over-year as reported. On a constant currency basis, total ARR is anticipated to grow in the low-single-digit percentage range.(1)
•Total recurring revenue is now anticipated to decline in the low-to-mid-single-digit percentage range year-over-year as reported. On a constant currency basis, total recurring revenue is projected to be flat or grow in the low-single-digit percentage range.(1)
•Total revenue is now expected to decline in the mid-to-high-single-digit percentage range year-over-year as reported. On a constant currency basis, total revenue is anticipated to decline in the low-single-digit percentage range.(1)
•GAAP diluted EPS is now expected to be in the range of $0.45 to $0.55 versus the range of $0.75 to $0.85 previously provided.
•Non-GAAP diluted EPS is now expected to be in the range of $1.55 to $1.65 versus the range of $1.82 to $1.92 previously provided.(2)

For the second quarter of 2022:
•GAAP diluted EPS is expected to be in the range of ($0.01) to $0.03.
•Non-GAAP diluted EPS is expected to be in the range of $0.26 to $0.30(2)

Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s first quarter 2022 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended March 31
	2022	2021	% Change as Reported	% Change in CC
Recurring revenue	$386	$372	4%	6%
Perpetual software licenses, hardware and other	26	23	13%	17%
Consulting services	84	96	(13)%	(9)%
Total revenue	$496	$491	1%	4%

Americas	$290	$263	10%	11%
EMEA	129	147	(12)%	(6)%
APJ	77	$81	(5)%	—%
Total revenue	$496	$491	1%	4%

	As of March 31
	2022	2021	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,427	$1,404	2%	3%
Public cloud ARR**	$209	$124	69%	70%

* Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months
(in millions, except per share data)	ended March 31
Gross Profit:	2022	2021	% Chg.
GAAP Gross Profit	$301	$307
% of Revenue	60.7%	62.5%

Excluding:
Stock-based compensation expense	5	3
Reorganization and transformation cost and cost associated with ceasing operations in Russia	6	5
Non-GAAP Gross Profit	$312	$315	(1)%
% of Revenue	62.9%	64.2%

Operating Income
GAAP Operating Income	$68	$81
% of Revenue	13.7%	16.5%

Excluding:
Stock-based compensation expense	31	21
Amortization of acquisition-related intangible assets	1	1
Reorganization and transformation cost and cost associated with ceasing operations in Russia	15	12
Non-GAAP Operating Income	$115	$115	—%
% of Revenue	23.2%	23.4%

Net Income
GAAP Net Income	$36	$53
% of Revenue	7.3%	10.8%

Excluding:
Stock-based compensation expense	31	21
Amortization of acquisition-related intangible assets	1	1
Reorganization and transformation cost and cost associated with ceasing operations in Russia	15	12
Income tax adjustments (i)	(12)	(9)
Non-GAAP Net Income	$71	$78	(9)%
% of Revenue	14.3%	15.9%

	For the Three Months
	ended March 31
Earnings Per Share:	2022	2021	2022 Q2 Outlook	2022 FY Outlook
GAAP Earnings Per Share	$0.33	$0.47	($0.01) - $0.03	$0.45 - $0.55
Excluding:
Stock-based compensation expense	0.28	0.19	0.29	1.15
Amortization of acquisition-related intangible assets	0.01	0.01	0.01	0.02
Reorganization and transformation cost and cost associated with ceasing operations in Russia	0.14	0.10	0.01	0.16
Income tax adjustments(i)	(0.11)	(0.08)	(0.04)	(0.23)
Non-GAAP Diluted Earnings Per Share	$0.65	$0.69	$0.26 - $0.30	$1.55 - $1.65

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended March 31, 2022 was 30.4% and March 31, 2021 was 26.4%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months
	ended March 31		Outlook
	2022	2021	2022
Cash provided by operating activities (GAAP)	$151	$110	~$425
Less capital expenditures for:
Expenditures for property and equipment	(1)	(4)	(~23)
Additions to capitalized software	—	(1)	(~2)
Total capital expenditures	(1)	(5)	(~25)
Free Cash Flow (non-GAAP measure)	$150	$105	~$400

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2022 second quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2022	2021	% Chg
Revenue
Recurring	$386	$372	4%
Perpetual software licenses, hardware and other	26	23	13%
Consulting services	84	96	(13)%
Total revenue	496	491	1%
Gross profit
Recurring	281	282
% of Revenue	72.8%	75.8%
Perpetual software licenses, hardware and other	8	12
% of Revenue	30.8%	52.2%
Consulting services	12	13
% of Revenue	14.3%	13.5%
Total gross profit	301	307
% of Revenue	60.7%	62.5%

Selling, general and administrative expenses	157	149
Research and development expenses	76	77
Income from operations	68	81
% of Revenue	13.7%	16.5%

Other expense, net	(13)	(9)

Income before income taxes	55	72
% of Revenue	11.1%	14.7%

Income tax benefit	19	19
% Tax rate	34.5%	26.4%

Net income	$36	$53
% of Revenue	7.3%	10.8%

Net income per common share
Basic	$0.34	$0.49
Diluted	$0.33	$0.47

Weighted average common shares outstanding
Basic	105.0	108.7
Diluted	108.6	112.8

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Current assets
Cash and cash equivalents	$404	$592	$538
Accounts receivable, net	330	336	367
Inventories	16	26	16
Other current assets	113	152	154
Total current assets	863	1,106	1,075
Property and equipment, net	274	288	344
Right of use assets- operating lease, net	22	26	34
Goodwill	395	396	399
Capitalized contract costs, net	109	111	99
Deferred income taxes	200	202	209
Other assets	32	40	43
Total assets	$1,895	$2,169	$2,203

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$75	$88	$50
Current portion of finance lease liability	76	77	92
Current portion of operating lease liability	11	12	14
Accounts payable	78	67	55
Payroll and benefits liabilities	91	148	106
Deferred revenue	580	552	557
Other current liabilities	82	89	81
Total current liabilities	993	1,033	955
Long-term debt	324	324	399
Finance lease liability	56	53	84
Operating lease liability	15	18	26
Pension and other postemployment plan liabilities	133	138	143
Long-term deferred revenue	19	27	43
Deferred tax liabilities	16	7	7
Other liabilities	102	109	129
Total liabilities	1,658	1,709	1,786
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,792	1,808	1,708
Accumulated deficit	(1,425)	(1,211)	(1,146)
Accumulated other comprehensive loss	(131)	(138)	(146)
Total stockholders' equity	237	460	417
Total liabilities and stockholders' equity	$1,895	$2,169	$2,203

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2022	2021
Operating activities
Net income	$36	$53
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	40	39
Stock-based compensation expense	31	21
Deferred income taxes	8	10
Changes in assets and liabilities:
Receivables	6	(36)
Inventories	10	13
Current payables and accrued expenses	(49)	(44)
Deferred revenue	20	63
Other assets and liabilities	49	(9)
Net cash provided by operating activities	151	110
Investing activities
Expenditures for property and equipment	(1)	(4)
Additions to capitalized software	—	(1)
Net cash used in investing activities	(1)	(5)
Financing activities
Repurchases of common stock	(300)	(83)
Repayments of long-term borrowings	(13)	(6)
Payments of finance leases	(22)	(15)
Other financing activities, net	4	13
Net cash used in financing activities	(331)	(91)
Effect of exchange rate changes on cash and cash equivalents	(6)	(5)
(Decrease) increase in cash, cash equivalents and restricted cash	(187)	9
Cash, cash equivalents and restricted cash at beginning of period	595	533
Cash, cash equivalents and restricted cash at end of period	$408	$542

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$24	$45
Assets acquired by operating leases	$1	$2

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2022	2021	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$290	$263	10%	11%
EMEA	129	147	(12)%	(6)%
APJ	77	81	(5)%	0%
Total segment revenue	496	491	1%	4%

Segment gross profit
Americas	189	182
% of Revenue	65.2%	69.2%
EMEA	78	88
% of Revenue	60.5%	59.9%
APJ	45	45
% of Revenue	58.4%	55.6%
Total segment gross profit	312	315
% of Revenue	62.9%	64.2%

Reconciling items(1)	(11)	(8)
Total gross profit	$301	$307
% of Revenue	60.7%	62.5%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.